Exhibit 10.2
FIRST AMENDMENT

TO THE

MOOG INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS AND OFFICERS

(Amended and Restated January 1, 2005)

WHEREAS, Moog Inc. (the “Company”) maintains the Moog Inc. Deferred Compensation Plan for Directors and Officers (the “Plan”); and

WHEREAS, under Section 18 of the Plan, the Plan may be amended by the Board of Directors of the Company (the “Board”) or the Executive Committee of the Board; and

WHEREAS, the Board wishes to amend the Plan to modify the interest crediting rate under the Plan.

NOW, THEREFORE, the Plan is amended, effective as of November 16, 2021, as follows:

1. Section 5 of the Plan is deleted in its entirety and replaced as follows:

Section 5. Credit to Account. For all contributions, an amount equal to the participant’s deferred compensation will be credited to his Deferred Compensation Account and a running balance will be kept of all credited sums, together with a monthly credit of the accrued compounded interest thereon at the average six-month Treasury Bill rate for the month. Notwithstanding the foregoing, effective for monthly credits beginning in November 2021, the monthly credit will be based on the sum of (1) the average annual yield curve rates during the applicable month for United States Treasury Bonds of 5 years maturity, plus (2) 2.50%, divided by 12.

2. In all other respects, the Plan remains unchanged.

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Exhibit 10.2
IN WITNESS HEREOF, the Company, through is duly authorized officer, adopts this First Amendment to the Moog Inc. Deferred Compensation Plan for Directors and Officers.

MOOG INC.

Dated: As of November 16, 2021	By:	/s/ Paul Wilkinson

	Title:	Paul Wilkinson, VP and Chief Human Resources Officer